EXHIBIT 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Columbus Energy Corp. on Form S-3 (File No. 1-9872) of our report dated February 11, 1998, on our audits of the consolidated financial statements of Columbus Energy Corp. as of November 30, 1997 and 1996, and for each of the three years in the period ended November 30, 1997, which report is included in the Columbus Energy Corp. 1997 Annual Report on Form 10-K. We also consent to the reference to our Firm under the caption "Experts".


/s/ Coopers & Lybrand L.L.P.
    ---------------------------------
    COOPERS & LYBRAND L.L.P.

Denver, Colorado
March 25, 1998